As filed with the Securities and Exchange Commission on January 13, 2005

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

24/7 REAL MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3995672 (I.R.S. Employer Identification No.)

132 West 31 Street, 9th Floor New York, NY (Address of Principal Executive Offices)	10001 (Zip Code)

2002 Stock Incentive Plan (as amended through October 26, 2004)

(Full Title of the Plan)

David J. Moore
President and Chief Executive Officer
24/7 Real Media, Inc.
132 West 31 Street, 9th Floor
New York, NY 10001
(Name and Address of Agent for Service)

(212) 231-7100
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Ronald R. Papa, Esq.

Proskauer Rose LLP

1585 Broadway

New York, NY  10036

(212) 969-3000

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
2002 Stock Incentive Plan Common Stock, par value $0.01 per share	7,800,000 shares	$3.54	$27,612,000.00	$3,249.93

(1)                  This Registration Statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Registrant’s 2002 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)                  Calculated solely for purposes of the registration fee for this offering in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Common Stock as reported on the NASDAQ SmallCap market on January 12, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E.

REGISTRATION OF ADDITIONAL SECURITIES

                This Registration Statement is filed pursuant to General Instruction E. to Form S-8 and is for the registration of 7,800,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of 24/7 Real Media, Inc., a Delaware corporation (the “Company” or “Registrant”), under the Company’s 2002 Stock Incentive Plan (as amended through October 26, 2004). On October 16, 2002, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (registration no. 333-100582) relating to the shares of Common Stock issuable under the 2002 Stock Incentive Plan.  This Registration Statement relates to securities of the same class as those for which such prior registration statement is effective, and the contents of such prior registration statement are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)                                  the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed on March 1, 2004 and amended on March 24, 2004;

(b)                                 the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, as filed on May 14, 2004;

(c)                                  the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed on August 9, 2004;

(d)                                 the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed on November 9, 2004;

(e)                                  the Company’s Current Report on Form 8-K, filed January 12, 2004;

(f)                                    the Company’s Current Report on Form 8-K, filed February 11, 2004;

(g)                                 the Company’s Current Report on Form 8-K, filed March 16, 2004;

(h)                                 the Company’s Current Report on Form 8-K, filed April 20, 2004;

(i)                                     the Company’s Current Report on Form 8-K, filed August 20, 2004 (as amended on Form 8-K/A, filed September 30, 2004);

(j)                                     the Company’s Current Report on Form 8-K, filed December 17, 2004;

(k)                                  the Company’s Current Report on Form 8-K, filed December 29, 2004; and

(l)                                   the description of the Common Stock contained in the Company’s Registration Statement (No. 000-29768) on Form 8-A dated July 28, 1998 registering the 24/7 Media common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities

                Not applicable.

Item 5.    Interests of Named Experts and Counsel.

                Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify any person who is or was a director, officer, incorporator, employee or agent of the Company against liability arising by reason of the fact that such person is or was a director, officer, incorporator, employee or agent of the Company, provided that such person acted in good faith and in a manner he or she reasonably believed was not opposed to the best interests of the Company.

Article Eight of the Company’s Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent now or hereafter permitted by the laws of the State of Delaware.

Item 7.    Exemption from Registration Claimed.

                Not applicable.

Item 8.    Exhibits.

                See Exhibit Index immediately following signature pages.

Item 9.    Undertakings.

          (a)         The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 13th day of January, 2005.

24/7 REAL MEDIA, INC.

By:	/s/ DAVID J. MOORE
David J. Moore
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David J. Moore and Mark E. Moran, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of 24/7 Real Media, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 13, 2005 by the following persons in the capacities indicated.

Signature	Title

/s/David J. Moore
David J. Moore	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jonathan K. Hsu
Jonathan K. Hsu	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert J. Perkins
Robert J. Perkins	Director

/s/ Arnie Semsky
Arnie Semsky	Director

Moritz F. Wuttke	Director

Valentine J. Zammit	Director

/s/ Tony Schmitz
Tony Schmitz	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company. (1)

3.2	By-laws of the Company. (Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 dated August 23, 1998 (File No. 333-56085))

4.1	Specimen Common Stock Certificate. (Incorporated by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 filed June 4, 1998)

4.2	Note dated October 30, 2001 issued by Real Media, Inc. in favor of PubliGroupe USA, Inc. (Incorporated by reference to Exhibit 2.2 to the Registrant’s filing on Form 8-K filed November 1, 2001)

4.3	Form of Note by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc. (Incorporated by reference to Exhibit 2.3 to the Registrant’s filing on Form 8-K filed November 1, 2001)

4.4	Guarantee dated October 30, 2001 by 24/7 Media, Inc. in favor of PubliGroupe USA Holding, Inc. (Incorporated by reference to Exhibit 2.4 to the Registrant’s filing on Form 8-K filed November 1, 2001)

4.5	Certificate of Designation of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form 8-K filed July 4, 2002)

4.6

Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement dated as of July 2, 2002 between the Company and Sunra Capital Holdings Limited. (Incorporated by reference to Exhibit 10.1 to the Registrant’s filing on Form 8-K filed July 12, 2002)

4.7	Form of Warrant to purchase Common Stock. (Incorporated by reference to Exhibit 10.2 to the Registrant’s filing on Form 8-K filed July 3, 2002)

4.8

Investor Rights Agreement dated as of July 2, 2002 among the Company, Sunra and Merchant Partners LLC. (Incorporated by reference to Exhibit 10.3 to the Registrant’s filing on Form 8-K filed July 3, 2002)

4.9

Amendment No. 1 to Series A and A-1 Preferred Stock and Common Stock Warrant Purchase Agreement, dated as of August 7, 2002, by and between 24/7 Real Media, Inc. and Sunra Capital Holdings Limited. (Incorporated by reference to Exhibit 5.1 to the Registrant’s filing on Form 8-K filed August 13, 2002)

4.10

Voting Agreement, dated as of August 8, 2002, by and between 24/7 Real Media, Inc. and Sunra Capital Holdings Limited. (Incorporated by reference to Exhibit 5.2 to the Registrant’s filing on Form 8-K filed August 13, 2002)

4.11	Certificate of Designation of Series B Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form 8-K filed October 4, 2002)

4.12

Series B Preferred Stock Purchase Agreement dated September 19, 2002 among 24/7 Real Media, Inc., Elbit Ltd. and Gilbridge, Inc. (Incorporated by reference to Exhibit 10.1 to the Registrant’s filing on Form 8-K filed October 4, 2002)

4.13

Investor’s Rights Agreement dated as of September 19, 2002 by and among 24/7 Real Media, Inc., Elbit Ltd., Gilbridge, Inc and Elbit Vflash, Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s filing on Form 8-K filed October 4, 2002)

4.14

Securities Purchase Agreement, dated September 26, 2003, by and between the Company and The Riverview Group LLC (“Riverview”). (Incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form 8-K filed on September 29, 2003)

4.15	Form of Debenture issued to Riverview. (Incorporated by reference to Exhibit 4.2 to the Registrant’s filing on Form 8-K filed on September 29, 2003)

4.16	Form of Warrant to purchase Common Stock issued to Riverview. (Incorporated by reference to Exhibit 4.3 to the Registrant’s filing on Form 8-K filed on September 29, 2003)

4.17

Registration Rights Agreement dated as of September 26, 2003 by and between the Company and Riverview. (Incorporated by reference to Exhibit 4.4 to the Registrant’s filing on Form 8-K filed on September 29, 2003)

4.18	Escrow Agreement dated as of September 26, 2003 by and between the Company and Riverview. (Incorporated by reference to Exhibit 4.5 to the Registrant’s filing on Form 8-K filed on September 29, 2003)

4.19	Certificate of Designation of Series C Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant’s filing on Form 8-K filed on June 12, 2003)

4.20	Form of Warrant to purchase Common Stock. (Incorporated by reference to Exhibit 10.3 to the Registrant’s filing on Form 8-K filed on June 12, 2003)

5.1*	Opinion of Proskauer Rose LLP.

23.1*	Consent of Independent Registered Public Accounting Firm - Goldstein Golub Kessler LLP.

23.2*	Consent of Independent Registered Public Accounting Firm - KPMG LLP.

23.3*	Consent of Certified Public Accounting Firm - Samduk Accounting Corporation.

23.4*	Consent of Independent Registered Public Accounting Firm - BDO.

23.5*	Consent of Proskauer Rose LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*  Filed herewith.

(1)                                Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed June 4, 1998 (File No. 333-56085).  The Registrant’s Certificate of Incorporation has since been amended as follows: Certificate of Amendment, filed with the Delaware Secretary of State on June, 28, 2000 and filed herewith; Certificate of Ownership and Merger, filed with the Delaware Secretary of State on November 9, 2001 and filed herewith; Certificate of Designation, filed with the Delaware Secretary of State on July 1, 2002 and incorporated by reference to Exhibit 4.1 filed to the Registrant’s filings on Form 8-K filed July 12, 2002 (File No. 000-29768); Certificate of Designation, filed with the Delaware Secretary of State on July 1, 2002 and incorporated by reference to Exhibit 4.1 filed to the Registrants filings on Amended Form 8-K filed July 12, 2002 (File No. 000-29768); Certificate of Increase filed with the Delaware Secretary of State on September 12, 2002 and filed herewith; Certificate of Designation, filed with the Delaware Secretary of State on September 19, 2002 and incorporated by reference to Exhibit 4.1 filed to the Registrant’s filings on Form 8-K filed October 4, 2002 (File No. 000-29768); Certificate of Designation, filed with the Delaware Secretary of State on May 27, 2003 and incorporated by reference to Exhibit 4.1 filed to the Registrant’s filings on Form 8-K filed June 12, 2003 (File No. 000-29768); Certificate of Designation, filed with the Delaware Secretary of State on May 27, 2003 and incorporated by reference to Exhibit 4.2 filed to the Registrant’s filings on Form 8-K filed June 12, 2003 (File No. 000-29768); Certificate of Increase, filed with the Delaware Secretary of State on June 4, 2003 and incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 24, 2004; Certificate of Amendment of Restated Certificate, filed with the Delaware Secretary of State on August 29, 2003 and incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 24, 2004; and Certificate of Amendment, filed with the Delaware Secretary of State on February 26, 2004 and incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 24, 2004.